SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 21, 2003

DYNEGY INC.

(Exact Name of Registrant as Specified in its Charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 507-6400

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

ITEM 5. OTHER EVENTS

On May 21, 2003, Dynegy Inc. (“Dynegy”) entered into agreements (the “Agreements”) with Southern Power Company (“Southern”) and one of its affiliates to terminate three power tolling arrangements among the parties. Pursuant to the Agreements, which relate to the Dahlberg, Daniel and Goat Rock projects, Dynegy made cash payments to Southern and its affiliates aggregating $155 million. In return, two of the power tolling arrangements were terminated effective May 21, 2003; the third such arrangement terminates effective October 31, 2003, and Dynegy is no longer required to make capacity payments under this arrangement for capacity made available from June 2003 through October 2003. Dynegy also deposited $7 million as collateral for its continuing obligations under this third arrangement, and had returned to it approximately $96 million in existing letters of credit that previously supported its obligations under all three arrangements.

As indicated in its Current Report on Form 8-K previously filed on May 2, 2003 (the “May 2nd Form 8-K”), these terminations eliminate Dynegy’s obligation to make $1.7 billion in capacity payments to Southern and its affiliates through the year 2030. Please read the May 2nd Form 8-K for further discussion of Dynegy’s commercial financial obligations after giving effect to these terminations.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

a) Financial Statements of Business Acquired—Not Applicable.

b) Pro Forma Financial Information—Not Applicable.

c) Exhibits—None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.

By:	/s/ J. Kevin Blodgett
J. Kevin Blodgett Assistant Secretary

Dated: May 27, 2003